Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

14 October 2026

Matter No.: 1018654

Doc Ref: FW#114083177

(852) 2842 9521

Flora.Wong@conyers.com

Green Circle Decarbonize Technology Limited

Unit 1809 Prosperity Place

6 Shing Yip Street

Kwun Tong Kowloon

Hong Kong

Dear Sir/Madam,

Re: Green Circle Decarbonize Technology Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 (the “Registration Statement”) and a prospectus (the “Prospectus”) to the Registration Statement filed with the U.S. Securities and Exchange Commission (the “Commission”) on or around the date of this opinion relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of a total of 57,506,538 class A ordinary shares of par value US$0.006 each of the Company (the “Class A Ordinary Shares”) issued or issuable by the Company pursuant to the EPA (as defined below) and upon an exercise of the pre-funded warrants (the “Pre-funded Warrants”) issued by the Company to the Purchaser (as defined below) to purchase Class A Ordinary Shares, pursuant to the EPA (as defined below). The Purchaser has been issued 676,205 class A ordinary shares of par value US$0.001 each of the Company (or 112,701 Class A Ordinary Shares following a six to one share consolidation of all issued and unissued shares of the Company that was effected on 7 October 2026 (the “Share Consolidation”)) in accordance with the terms of the EPA (as defined below) and has agreed to sell to Square Gate Capital Master Fund, LLC - Series 1 (“Square Gate”) such 676,205 class A ordinary shares of par value US$0.001 each (or 112,701 Class A Ordinary Shares following the Share Consolidation) pursuant to the SPA (as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a draft of the Prospectus.

We have also reviewed copies of:

1.3	the second amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 10 August 2026 which became effective on 11 August 2026 (the “Current M&A”);

1.4	the minutes of meetings of the board of directors of the Company held on 17 July 2026 and 6 August 2026 (collectively, the “Board Resolutions”);

1.5	the minutes of an extraordinary general meeting of the Company held on 10 August 2026 (the “EGM Resolutions”, together with the Board Resolutions, the “Resolutions”);

1.6	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 October 2026 (the “Certificate Date”);

1.7	the executed equity purchase agreement dated 16 July 2026 by and between the Company and Target Capital 1, LLC as purchaser (the “Purchaser”) relating to the issue and purchase of the Class A Ordinary Shares and the Pre-funded Warrants (the “EPA”);

1.8	the form of pre-funded warrants executed by the Company and dated 17 July 2026 (the “Form of Pre-funded Warrants”);

1.9	the restricted share purchase agreement dated 5 October 2026 between the Purchaser and Square Gate (the “SPA”);

1.10	a director’s certificate dated 14 October 2026 signed by a director of the Company (the “Director’s Certificate”) with a copy of the list of holders of Class A Ordinary Shares as of 13 October 2026 maintained by Odyssey Trust Company as the Company’s transfer agent and share registrar attached thereto (the “List of Class A Holders”); and

1.11	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

References to the “Pre-funded Warrants” include the warrants represented by the Form of Pre-funded Warrants, unless the context otherwise requires.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the EPA, the Form of Pre-funded Warrants, the SPA and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&A is in full force and effect and will not be amended in any manner that would affect the opinions expressed herein;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that in respect of any Class A Ordinary Shares issued or to be issued by the Company pursuant to the terms of the EPA and/or the Pre-funded Warrants, the Company has received or will receive consideration at least equal to the par value of each Class A Ordinary Share;

2.8	the due execution and delivery of the EPA, each Pre-funded Warrant and the SPA by each of the parties thereto and the legality, validity and binding effect under the laws of the State of Arizona or the laws of the State of New York (collectively, the “Foreign Laws”) of the Pre-funded Warrants, the EPA and the SPA in accordance with their respective terms;

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2.9	no Class A Ordinary Share will be issued pursuant to the EPA or the Pre-funded Warrants upon or following commencement of winding up of the Company;

2.10	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the EPA, the SPA and the issuance of the Pre-funded Warrants, and the due execution and delivery thereof by each party thereto;

2.11	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement has been or will be duly filed with or declared effective by the Commission;

2.12	the Company has or will have sufficient authorised but unissued Class A Ordinary Shares to facilitate the issue of all Class A Ordinary Shares issuable pursuant to the terms of the EPA and the Pre-funded Warrants in accordance with their respective terms;

2.13	that on the date of allotment and issuance of any Class A Ordinary Shares, the Company is and after any such allotment and issuance, will be able to pay its debts;

2.14	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion;

2.15	that the Company has not taken any action to appoint a restructuring officer;

2.16	the List of Class A Holders is true, accurate, up-to-date and complete;

2.17	the Director’s Certificate is true and accurate as at the date of issue and as of the date of this opinion; and

2.18	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	The obligations of the Company under the EPA and the Pre-funded Warrants:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

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(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the applicable Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the EPA and/or the documents constituting the Pre-funded Warrants if there are other proceedings in respect thereof simultaneously underway against the Company in another jurisdiction.

3.3	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	The Class A Ordinary Shares, when issued and paid for as contemplated by and in accordance with the terms of the Resolutions, the Registration Statement, the Prospectus, the EPA and the Pre-funded Warrants, and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	Based solely on our review of the Director’s Certificate and the List of Class A Holders, as of 14 October 2026, Target Capital is the registered holder of 112,701 Class A Ordinary Shares which were validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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